Exhibit 4.1

8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, Par Value $0.01	8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, Par Value $0.01

Number	Shares
PR B
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	CUSIP 83600C 301 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF 8.0% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, $0.01 PAR VALUE PER SHARE OF

SOTHERLY HOTELS INC.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:

Secretary	President

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC TRANSFER AGENT AND REGISTRAR,

BY
AUTHORIZED SIGNATURE

SOTHERLY HOTELS INC.

IMPORTANT NOTICE CLASSES OF STOCK

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE “CHARTER”), A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

RESTRICTION ON OWNERSHIP AND TRANSFER

THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, INCLUDING THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES B PREFERRED STOCK IN EXCESS OF NINE AND NINE-TENTHS PERCENT (9.9%) OF THE OUTSTANDING SHARES OF SERIES B PREFERRED STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED SERIES B HOLDER (IN WHICH CASE THE EXCEPTED SERIES B HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF NINE AND NINE-TENTHS PERCENT (9.9%) OF THE VALUE OF THE TOTAL OUTSTANDING CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S SERIES B PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; (IV) NO PERSON MAY TRANSFER SHARES OF THE CORPORATION’S SERIES B PREFERRED STOCK TO THE EXTENT SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY FEWER THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (V) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN TEN PERCENT (10%) OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION’S REAL PROPERTY, WITH THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE AND (VI) NO PERSON SHALL CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION TO THE EXTENT SUCH CONSTRUCTIVE OWNERSHIP WOULD CAUSE ANY “ELIGIBLE INDEPENDENT CONTRACTOR” THAT OPERATES A “QUALIFIED LODGING FACILITY” ON BEHALF OF A “TAXABLE REIT SUBSIDIARY” OF THE CORPORATION (AS SUCH TERMS ARE DEFINED IN SECTION 856(D)(9)(A), SECTION 856(D)(9)(D) AND SECTION 856(L) OF THE CODE, RESPECTIVELY) TO FAIL TO QUALIFY AS SUCH. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES B PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF SERIES B PREFERRED STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD IN ITS SOLE DISCRETION IF THE BOARD DETERMINES THAT THE OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES B PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES B PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	- as tenants by the entireties		(Cust)		(Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.